UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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 NYSE: CDE  JC 2016  NYSE: CDE  2018 Proxy Statement Highlights  April – May 2018

 NYSE: CDE  JC 2016  Cautionary Statements  This presentation contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding executive compensation program components, corporate governance and corporate social responsibility. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold, silver, zinc and lead and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission (“SEC”), and the Canadian securities regulators, including, without limitation, Coeur's most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities. Non-U.S. GAAP Measures - We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including all-in sustaining costs and EBITDA. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe all-in sustaining costs and EBITDA are important measures in assessing the Company's overall financial performance.    *

 NYSE: CDE  JC 2016  Cautionary Statements  Reserves, Resources and Mineralized MaterialCoeur is subject to the reporting requirements of the Securities Exchange Act of 1934 and applicable Canadian securities laws, and as a result we report our mineral reserves according to two different standards. Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). The definitions of NI 43-101 are adopted from those given by the Canadian Institute of Mining, Metallurgy and Petroleum. U.S. reporting requirements, however, are governed by the SEC Industry Guide 7 (“Guide 7”). Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody different approaches and definitions. Under Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.In our public filings in Canada and in certain other announcements not filed with the SEC, we disclose measured, indicated and inferred resources, each as defined in NI 43-101, in addition to our mineral reserves. U.S. investors are cautioned that, while the terms “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” are recognized and required by Canadian securities laws, Guide 7 does not recognize them. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves, and therefore U.S. investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into Guide 7 compliant reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources, and therefore it cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. Therefore, investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically.In this presentation, and in our other filings with the SEC, we modify our estimates made in compliance with NI 43-101 to conform to Guide 7 for reporting in the United States. In this presentation, we use the term “mineralized material” to describe mineralization in mineral deposits that do not constitute “reserves” under U.S. standards. “Mineralized material” is substantially equivalent to measured and indicated mineral resources (exclusive of reserves) as disclosed for reporting purposes in Canada, except that the SEC only permits issuers to report "mineralized material" in tonnage and average grade without reference to contained ounces. We provide disclosure of mineralized material to allow a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements. We caution you not to assume that all or any part of mineralized material will ever be converted into Guide 7 compliant reserves.   *

 NYSE: CDE  JC 2016  Important Additional Information  In connection with the solicitation of proxies, Coeur Mining, Inc. (“Coeur”) filed with the SEC and mailed to stockholders a definitive proxy statement dated March 28, 2018 (the “Proxy Statement”). The Proxy Statement contains important information about Coeur and its 2018 Annual Stockholders’ Meeting. Stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Coeur through the web site maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Coeur by contacting Investor Relations in writing at Coeur Mining, Inc., Investor Relations, 104 S. Michigan Avenue, Suite 900, Chicago, IL 60603 or by telephone at (312) 489-5800. The Proxy Statement and other SEC filings are also available at www.coeur.com/investors/overview/. The contents of the web sites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also call our solicitors if they have questions or need assistance voting their shares, or with requests for additional copies of the proxy materials: Morrow Sodali LLC at (203) 658-9400.   *

 NYSE: CDE  JC 2016  Relevant Terms  We use the following terms in this presentation and in the Proxy Statement to describe our operations and results, some of which are non-GAAP financial measures. Please see the applicable non-GAAP reconciliation tables in the appendix to this presentation.  Term  Definition  AIP  Annual incentive plan  AISC(1)  All-in sustaining costs. AISC is a non-GAAP financial measure  Ag  Silver  AgEq  Silver equivalent. Silver equivalence assumes a 60:1 silver to gold ratio except where noted as the ratio of average spot prices. Average spot prices for 2016 and 2017 were $17.14 and $17.05, respectively, for silver, and $1,251 and $1,257, respectively, for gold. The average spot silver-to-gold equivalence ratios for 2017 and 2016 were 74:1 and 73:1, respectively.  AgEqOz  Silver equivalent ounce  FCF/free cash flow  Cash provided by operating activities, less capital expenditures and Gold Production Royalty Payments  EBITDA  Earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure  LTIP  Long-term incentive plan  OCF  Operating cash flow  TSR  Total stockholder return  YOY  Year-over-year  Coeur uses AISC (as defined by the World Gold Council) per AgEqOz ounce to evaluate the Company’s current operating performance and life of mine performance from discovery through reclamation. We believe this measure assists investors, analysts, and other stakeholders in understanding the costs associated with producing gold and silver and assessing our operating performance and ability to generate free cash flow from operations.   *

 NYSE: CDE  JC 2016  Executive Compensation: Pay-for-Performance Philosophy    *  Compensation Component  Objective  Performance Based  Not Performance Based  Value Linked to Stock Price  Value Not Linked to Stock Price  Base Salary  Provide a fixed base pay appropriate for position, responsibilities and experience level    P    P  AIP  Drive achievement of annual company financial and operational goals and individual executive goals (other than CEO, whose incentive is tied 100% to company performance)  P      P  Long-Term Restricted Stock  Align executive and stockholder interests; attract and retain talented executives    P  P    Internal Metric-Based Performance Shares  Align executive and stockholder interests; attract and retain talented executives; drive achievement of internal performance goals directly tied to the creation of long-term stockholder value  P    P    TSR-Based Performance Shares  Align executive and stockholder interests; attract and retain talented executives; drive achievement of internal performance goals directly tied to the creation of long-term stockholder value  P    P

2017 Performance Highlights

COEUR MINING

PROTECT – Our People, Places, Planet

- ✓ Strong health, safety and environmental performance
- ✓ No environmental violation notices or monetary penalties
- ✓ Meaningful reductions in TRIFR[1] and reportable spills
- ✓ Rochester mine named the safest medium-size surface operation in Nevada by the Nevada Mining Association and second safest open pit mine in the U.S. by the Mine Safety and Health Administration

DEVELOP – Quality Resources, Growth, Plans

- ✓ Investment in expected high-return growth opportunities accelerated
- ✓ Investment at Palmarejo resulted in achieving long-term production milestone, a 64% YOY increase in AgEq production and $110 million in FCF[2]
- ✓ Commissioned the Stage IV leach pad on time at our Rochester mine, allowing for increased scale and efficiency
- ✓ Commenced mining the high-grade Jualin deposit at Kensington mine
- ✓ Wharf mine in South Dakota recovered purchase price through free cash flow in less than three years while adding reserves and extending mine life; acquired the Silvertip silver-zinc-lead mine in BC, Canada
- ✓ YOY increases of 10% in companywide reserves and 42% in measured and indicated mineralized material

DELIVER – Impactful Results through Teamwork

- ✓ Record production of 39.4 million AgEq ounces[3]
- ✓ Net income from continuing operations[4] was $0.06 per share, and EBITDA[2] was $202.9 million, a 42% increase compared to 2016
- ✓ OCF from continuing operations of $197.2 million, an increase of over 100% compared to 2016
- ✓ FCF[2] of more than $60 million, an increase of over $85 million compared to 2016
- ✓ AISC per average spot AgEqOz[2] were $13.82, slightly lower than 2016 despite higher diesel and consumables costs in 2016

1. "Total Reportable Injury Frequency Rate", a key safety metric in the mining industry
2. See non-GAAP reconciliation tables in the appendix to this presentation.
3. Includes 4.3 million ounces produced at San Bartolomé Mine in Bolivia, which was sold on February 28, 2018
4. In February 2018, the Coeur Mining, Inc. sold its wholly-owned Bolivian subsidiary, which owned and operated the San Bartolomé mine. As a result, the mine is excluded from consolidated operating statistics and financial results, which reflect continuing operations, in this presentation, unless stated otherwise.

NYSE: CDE 7

 NYSE: CDE  JC 2016  2017 CEO Compensation Tied to Stockholder Returns  60% of compensation linked to stock performance  (Based 100% on Company Performance)

 NYSE: CDE  JC 2016  2017 Incentive Plan Aligned with Strategic Objectives & Purpose Statement  “TRIFR” means Total Reportable Injury Frequency Rate.“NOV” means notice of violation of environmental regulations for actions by Coeur that caused or created the potential for environmental harm.“PSUs” means performance share units.

 NYSE: CDE  JC 2016   *  2017 executive compensation programs were aligned with our operational and financial performance and stockholder returns. One-year TSR in 2017 was negative, but given the 267% peer-leading one-year TSR in 2016, two-year TSR was still 70%, and three-year TSR was 21%, at the 80th percentile of our peer group  CEO compensation declined year-over-year from 2016 to 2017, in line with the decline in one-year TSR in 2017  Three-year realized compensation for our CEO was 22% lower than pay reported in the Summary Compensation Table (“SCT”) due primarily to zero or minimal payouts on performance shares for the three-year periods ended December 31, 2015 and 2016 driven by a weaker metals price environment and the resulting impact on TSR and performance under internal performance share metrics  2015 performance share award paid out at 150% of overall target based on maximum performance on two of three measures:three-year TSR relative to peers for the 2015-2017 performance period was very strong at the 80th percentile, resulting in a 200% of target payout of performance shares tied to relative TSR performance (representing 50% of performance share opportunity awarded in early 2015)OCF per share increased by 121.5% over the 2015-2017 performance period resulting in a 200% of target payout of performance shares tied to OCF per share (representing 25% of performance share opportunity awarded in early 2015); andthe remaining 25% of 2015 performance shares were tied to growth in reserves and other measured and indicated mineralized material per share and resulted in zero payout based on achievement below threshold, due primarily to the issuance of shares over the three-year period as part of initiatives to strengthen our balance sheet and as consideration for acquisitions expected to be accretive over the long term  Strong Company performance against strategic annual objectives resulted in above-target 134% performance under the corporate component of the AIP and above-target payouts to NEOs; however, due to negative one-year TSR in 2017, in accordance with the Company’s compensation philosophy and policies, the individual components of NEO payouts were capped at 100% and paid out in the range of 90-95%  2017 NEO Compensation Aligned with Stockholder Returns

 NYSE: CDE  JC 2016  Multiyear CEO Compensation Aligned with Stockholder Returns  “Cash Incentives” includes an aggregate of $3,000,000 earned under Mr. Krebs’s supplemental incentive opportunity entered into in 2014 and tied to multi-year performance objectives.  *  SCT pay awarded at levels consistent with our compensation philosophyRealized pay 23% lower than SCT pay, demonstrating alignment with stockholders during a period of time when our stock initially declined and then significantly strengthened as metals prices recovered and the results of our multi-year strategic transformation took holdRealizable pay 35% higher than SCT pay reflects the alignment of our compensation program with strengthening TSR and provides our NEOs with appropriate incentives to achieve rigorous performance goals tied to stockholder returns

Continued Strong Stockholder Engagement in 2017

COEUR MINING

- Reached out to stockholders representing approximately 64% of outstanding shares (as of June 30, 2017)
- Engaged with all who responded to our invitation to discuss corporate governance, executive compensation and other matters
- Other meaningful 2017 engagement:
  - 14 management presentations
  - 145 one-on-one meetings with investors
  - Hosted 6 conference calls with investors and analysts allowing for questions and answers with management
- The 2017 executive compensation program incorporated several significant changes made over the past several years in response to stockholder feedback. In 2017 were encouraged by receiving strong feedback from stockholders about our compensation program, particularly the inclusion of health, safety and environmental components in our AIP, and measuring the internal metrics under our performance share program on a per share basis

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Select Executive Compensation Program Changes for 2018

COEUR MINING®

	2017	2018
Peer Group	► Peer group contained a mix of precious metals companies, diversified mining companies and companies from other related industries, including steel and aluminum ► Allowed inclusion of additional US-listed companies in industries not directly related to Coeur's (such as steel, aluminum and diversified metals) since many precious metals mining companies are listed in Canada	► Peer group consists solely of precious metals companies ► More relevant to Coeur's business and anticipated to lead to more consistency in the population of the peer group from year to year
LTIP	► Three components: ► Three-year relative TSR vs. peer group (50% weighting, 150% maximum payout) ► Three-year growth in OCF per share (25% weighting, 200% maximum payout) ► Three-year growth in reserves and measured and indicated mineralized material per share (25% weighting, 200% maximum payout)	► Streamline to two internal measures that drive creation of long-term stockholder value: ► Three-year growth in OCF per share (50% weighting, 200% maximum payout) ► Three-year growth in reserves and measured and indicated mineralized material per share (50% weighting, 200% maximum payout) ► TSR modifier with potential to increase or reduce the results from the above two components by +/- 25% for top/bottom quartile relative TSR performance (total maximum payout potential of 250%)

NYSE: CDE 13

 NYSE: CDE  JC 2016  Leading Executive Compensation Practices   What We Do  What We Do Not Do  Pay for performance with strong alignment of realized pay to TSR  No excise tax gross-ups, tax gross-ups on perquisites or tax gross-ups applicable to change-in-control and severance payments  Proactive stockholder outreach with meaningful compensation program changes made based on feedback  No hedging Coeur stock  AIP metrics drive stockholder value, with rigorous goals tied to Board-approved budget and safety and environmental objectives  No pledging Coeur stock  Majority of equity compensation in the form of performance shares with three-year cliff vesting tied to relative TSR and rigorous value-driving internal performance metrics  No holding Coeur stock in margin accounts  Majority of compensation “at-risk”  No employment contracts for NEOs other than CEO  Independent compensation consultant  No re-pricing of stock options or SARs without stockholder approval  Modest perquisites  No guaranteed bonuses for NEOs  “Double trigger” equity acceleration upon a change-in-control  No “single trigger” cash severance based solely upon a change-in-control of the company  Stock ownership guidelines for our directors and executive officers; 6x base salary for CEO    Clawback policy    Annual stockholder “say on pay” vote    *

 NYSE: CDE  JC 2016  Risk Oversight  *  Committee  Oversight Role  Audit  Reviews with management and the independent auditor compliance with legal and regulatory requirements, with a focus on legal and regulatory matters related to internal controls, accounting, finance and financial reporting and contingent liabilities, and discusses policies with respect to risk assessment and risk management.  EHSSR  Reviews the effectiveness of our health, safety, environmental and social responsibility programs and performance, including but not limited to our compliance with environmental and safety laws, and oversees community relations risk management.  Compensation  Responsible for recommending compensation for executive officers that includes performance-based award opportunities that promote retention and support growth and innovation without encouraging or rewarding excessive risk. Oversees succession planning for the CEO in conjunction with the NCGC, and for other executives and key employees.  Nominating andCorporateGovernance  Oversees risks related to our corporate governance, including Board and director performance, director and CEO succession, and the review of Coeur’s Corporate Governance Guidelines and other governance documents.  The Board is responsible for overseeing management’s mitigation of major risks facing Coeur. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the Environmental, Health, Safety and Social Responsibility Committee (“EHSSR”), the Compensation Committee and the Nominating and Corporate Governance Committee

Corporate Social Responsibility

COEUR MINING

At Coeur, the first component of our purpose statement, ***We Pursue a Higher Standard***, is to protect our people, places and planet. Not only is social responsibility the right thing to do, it is critical to our success. 2017 was another year of strong health, safety and environmental performance, evidenced by significant improvements in key health, safety and environmental performance metrics.

Health & Safety

- ✓ Our goal is to have zero safety incidents. We believe that leading safety practices and performance will lead to better performance and production at our mines
- ✓ We achieved a 50% reduction in TRIFR for 2017 as compared to 2012 and a 43% reduction in lost time injury frequency rate over the same period
- ✓ In 2017, the Rochester mine was named safest medium-size surface operation in Nevada by the Nevada Mining Association. The Palmarejo complex has received the Clean Industry Certificate (*Certificado de Industria Limpia*) in 2013 and 2015, and Coeur expects to be recertified during 2018. Palmarejo has also received the Corporate Social Responsibility (*Empressa Socialmente Responsible*) award from the Mexican Center for Philanthropy (*Centro Mexicano de Filantropia A.C.*) for nine consecutive years

Environmental

- ✓ Coeur is committed to environmental excellence for the benefit of our communities, our stockholders and our stakeholders. We maintain compliance with applicable environmental laws and regulations through policies, risk management and internal controls. Coeur recognizes that we operate in sensitive biodiverse environments, and we utilize comprehensive environmental controls and management programs to promote safe and protective operations
- ✓ No environmental violation notices or monetary penalties during 2017
- ✓ 55% reduction in reportable spills in 2017 compared to 2016 and nearly 67% reduction since 2013
- ✓ In 2017, we continued to perform concurrent reclamation activities at our mines, restoring the land as we mine other areas

Communities

- ✓ Through sustainable development and actions, Coeur continued to support initiatives that addressed community needs and maintained or proactively pursued key partnerships with strong and positive community relations

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 NYSE: CDE  JC 2016  Governance Highlights  *  Governance Practices  Governance Practices  Board Refreshment and Succession Planning  Two new independent directors added to the Board in February 2018 and five directors – or 50% of the Board – added in last five yearsIn 2017, the Board engaged a third party to consult on refreshment and succession planning  Robust Board and Committee Evaluations  Annual evaluations promote Board and Board committee effectivenessChairman’s one-on-one meetings with each director promote candor, effectiveness and accountability  No Related Party Transactions  No related person transactions with directors or executive officers  Board-Level Risk Oversight  The Board and Board committees take an active role in the Company’s risk oversight and risk management processes  Active Stockholder Engagement   During 2017, Coeur continued its proactive and robust stockholder outreach efforts on governance, executive compensation and other matters, contacting all holders of 0.2% or more in Fall 2017  Stockholder Rights  Stockholder Rights  Annual Election of Directors  All directors are elected annually for one-year terms  Majority Voting for Director Elections  Majority voting in uncontested director elections with a resignation policy  Stockholder Right to Call Special Meetings  Stockholders owning 20% or more of Coeur’s common stock have the right to call a special meeting of the stockholders  No Poison Pill  Coeur does not have a poison pill or similar anti-takeover defenses in place

 NYSE: CDE  JC 2016  Diverse Board Led by Independent Chair     Nine out of ten Directors are independent (all except CEO); all four main committees comprised of independent directors onlyTwo new directors appointed in February 2018 having skills and experiences that complement other directorsBalance of newer and longer serving directors; no mandatory retirement age  Diversity of Director Experience

 NYSE: CDE  JC 2016  Appendix

 NYSE: CDE  JC 2016  Non-GAAP to U.S. GAAP Reconciliation   *  Unaudited EBITDA Reconciliation  ($ thousands)  2017  2016  Net income (loss)  ($1,319)  $55,352  Income (loss) from discont. ops., net of tax  12,244  (32,917)  Interest expense, net of capitalized interest  16,440  36,896  Income tax provision (benefit)  28,998  (33,247)  Amortization  146,549  116,528  EBITDA  $202,912  $142,612  ($ thousands)  2017  2016  Cash flow from operating activities  $197,160  $96,461  Capital expenditures  (136,734)  (94,382)  Gold production royalty payments  -  (27,155)  Free cash flow  $60,426  ($25,076)  Unaudited Consolidated Free Cash Flow Reconciliation  ($ thousands)  2017  2016  Cash flow from operating activities  $49,611  $62,417  Capital expenditures  (8,844)  (4,812)  Free cash flow  $40,767  $57,605  Unaudited Wharf Free Cash Flow Reconciliation

 NYSE: CDE  JC 2016  Non-GAAP to U.S. GAAP Reconciliation (cont.)  All-in Sustaining Costs  Unaudited   *  ($ thousands, except per ounce amounts)  2017  2016  Costs applicable to sales  $440,260  $335,375  Treatment and refining costs  5,912  4,307  Sustaining capital  65,010  71,134  General and administrative  33,616  29,275  Exploration  30,311  12,930  Reclamation  14,910  13,291  Project/pre-development costs  5,543  5,779  All-in sustaining costs  $595,562  $472,091  Silver equivalent ounces sold  23,807,649  15,343,129  Kensington and Wharf silver equivalent ounces sold  13,527,240  13,878,480  Consolidated silver equivalent ounces sold  37,334,889  29,221,609  All-in sustaining costs per silver equivalent ounce  $15.95  $16.16  Inventory adjustments  (0.05)  (0.19)  Adjusted all-in sustaining costs per silver equivalent ounce  $15.90  $15.97  Consolidated silver equivalent ounces sold (average spot)  42,975,902  33,600,783  All-in sustaining costs per average spot silver equivalent ounce  $13.86  $14.05  Inventory adjustments  (0.04)  (0.17)  Adjusted all-in sustaining costs per average spot silver equivalent ounce  $13.82  $13.88

 NYSE: CDE  JC 2016  Executive Leadership   *  Mitchell J. Krebs – President and Chief Executive Officer. During his twenty-year tenure with Coeur, Mr. Krebs has led nearly $2 billion in capital raising and debt restructuring activities and has facilitated over $2 billion of acquisitions and divestitures. Mr. Krebs was previously Coeur‘s Chief Financial Officer and held various positions in the corporate development department, including Senior Vice President of Corporate Development. Mr. Krebs is a Director of Kansas City Southern and the National Mining Association, is on the Board of World Business Chicago, and was formerly President of the Silver Institute.Peter C. Mitchell – Senior Vice President and Chief Financial Officer. Mr. Mitchell came to Coeur from Taseko Mines Limited where he served as Chief Financial Officer, leading Taseko's financial operations, including sourcing strategic capital to fund the company's strategic growth plan. Previously, Mr. Mitchell was involved in leading and managing growth in private equity portfolio companies through acquisitions, integrations, and greenfield initiatives.Frank L. Hanagarne, Jr. – Senior Vice President and Chief Operating Officer. Mr. Hanagarne was most recently Chief Operating Officer of Valcambi, SA, a precious metal refiner in Switzerland. Prior to his appointment as operations head of Valcambi in early 2011, Mr. Hanagarne was a Director of Corporate Development for Newmont Mining Corporation. Mr. Hanagarne's 17 years of service at Newmont has included positions of increasing responsibility within key areas of Newmont's operations and business functions as well as environmental, health, and safety. Mr. Hanagarne joined the board of directors of Metalla Royalty & Streaming Ltd. in March 2018.Casey M. Nault – Senior Vice President, General Counsel, and Secretary. Mr. Nault has over 20 years of experience as a corporate and securities lawyer, including prior in-house positions with Starbucks Corporation and Washington Mutual, Inc. and law firm experience with Gibson, Dunn & Crutcher. His experience includes securities compliance and SEC reporting, corporate governance and compliance, mergers and acquisitions, public and private securities offerings, other strategic transactions, general regulatory compliance, cross-border issues, land use and environmental issues, and overseeing complex litigation.Hans Rasmussen – Senior Vice President, Exploration. Mr. Rasmussen has 30 years of experience in the mining business, 16 years of which were with senior producers Newmont Mining and Kennecott/Rio Tinto; as well as serving as a consultant for senior producers such as BHP, Teck-Cominco, and Quadra Mining. Since 2004, he has been an officer or served on the Board of Directors of several junior public exploration companies with gold and silver projects in Quebec, Nevada, Argentina, Chile, Colombia, Peru, and Bolivia.Emilie Schouten – Vice President, Human Resources. Ms. Schouten has 15 years of experience in Human Resources, starting her career in General Electric, where she graduated from GE’s Human Resources Leadership Program. After 6 years as an HR Manager with GE, her division was acquired by the world’s largest electrical distribution company, Rexel, and Ms. Schouten went on to become the Director of Training and Development. Ms. Schouten has her B.A. in Sociology from Michigan State University and her M.S. in Industrial Labor Relations from University of Wisconsin-Madison.

 NYSE: CDE  JC 2016  Board of Directors  Robert E. Mellor – Former Chairman, Chief Executive Officer, and President of Building Materials Holding Corporation (distribution, manufacturing, and sales of building materials and component products) from 1997 to January 2010, director from 1991 to January 2010; member of the board of directors of Monro Muffler/Brake, Inc. (auto service provider) since August 2010 as independent Chairman of the board of directors since June 2017 and as lead independent director from April 2011 to June 2017; member of the board of directors of CalAtlantic Group, Inc. (national residential home builder) from October 2015 to February 2018, when CalAtlantic was acquired by Lennar Corporation; member of the board of directors of The Ryland Group, Inc. (national home builder, merged with another builder to form CalAtlantic) from 1999 until October 2015; and former member of the board of directors of Stock Building Supply Holdings, Inc. (lumber and building materials distributor) from March 2010 until December 2015, when it merged with another company.Mitchell J. Krebs – President and Chief Executive Officer. (See prior slide)Linda L. Adamany – Member of the board of directors of Leucadia National Corporation, a diversified holding company engaged in a variety of businesses, since March 2014; non-executive director of Wood plc, a company that provides project, engineering and technical services to energy and industrial markets, since October 2017; non-executive director of Amec Foster Wheeler plc from October 2012 until October 2017, when Amec Foster Wheeler was acquired by Wood group plc; non-executive director of BlackRock Institutional Trust Company since March 2018; member of the board of directors of National Grid plc, an electricity and gas generation, transmission, and distribution company, from November 2006 to November 2012; . Served at BP plc in several capacities from July 1980 until her retirement in August 2007, most recently from April 2005 to August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing the day-to-day operations and human resource management of BP plc's Refining & Marketing segment, a $45 billion business at the time.Kevin S. Crutchfield – Chief Executive Officer and member of the board of directors of Contura Energy, Inc. (coal industry) since July 2016; formerly, Chairman and Chief Executive Officer of Alpha Natural Resources, Inc. He was with Alpha Natural Resources since its formation in 2003, serving as Executive Vice-President, President, Director, and Chief Executive Officer. Mr. Crutchfield is a 30-year coal industry veteran with technical, operating, and executive management experience and recently served as the Chairman of the National Mining Association and the American Coalition for Clean Coal Electricity.Sebastian Edwards – Henry Ford II Professor of International Business Economics at the Anderson Graduate School of Management at the University of California, Los Angeles (UCLA) from 1996 to present; Chairman of the Inter American Seminar on Economics from 1987 to present; member of the Scientific Advisory Council of the Kiel Institute of World Economics in Germany from 2002 to present; and research associate at the National Bureau of Economic Research from 1981 to present.Randolph E. Gress – Retired Chairman and Chief Executive Officer of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional specialty ingredients for the food, beverage, dietary supplements, pharmaceutical, and industrial end markets. Mr. Gress was with Innophos since its formation in 2004, when Bain Capital purchased Rhodia SA's North American specialty phosphate business. Prior to his time at Innophos, Mr. Gress was with Rhodia since 1997 and held various positions including Global President of Specialty Phosphates (with two years based in the U.K.) and Vice-President and General Manager of the NA Sulfuric Acid and Regeneration businesses. From 1982 to 1997, Mr. Gress served in various roles at FMC Corporation including Corporate Strategy and various manufacturing, marketing, and supply chain positions.Eduardo Luna – Chairman of the Board of Rochester Resources Ltd., a junior natural resources company with assets in Mexico. Member of the Boards of Directors of Wheaton Precious Metals Corp. and DynaResource, Inc., Chairman of the Advisory Board of the Faculty of Mines at the University of Guanajuato, and Mexico Mining Hall of Fame inductee. Mr. Luna is the former President of the Mexican Mining Chamber and a former President of the Silver Institute and previously held senior executive and board positions at several companies including Industrial Peñoles, Goldcorp Inc., Luismin SA de CV, Wheaton River Minerals Ltd., Alamos Gold Inc., and Primero Mining CorpJessica L. McDonald – Chair of Canada Post Corporation and interim President and CEO, effective April 2018, until a successor to the former CEO is named, and a member of the Board of Directors of Trevali Mining Corporation. Ms. McDonald is also a Mentor at the Trudeau Foundation and a visiting fellow at the Steyer-Taylor Center for Energy Policy and Finance at Stanford University and was named to Canada’s Top 100 Most Powerful Women Hall of Fame. Ms. McDonald previously served as the President and Chief Executive Officer of BC Hydro and Power Authority, a clean energy utility with over $5.5 billion in annual revenues and more than 5,000 employees, and has held numerous senior positions in the British Columbia provincial government, including Deputy Minister to the Premier, Cabinet Secretary and Head of the BC Public Service.John H. Robinson – Chairman of Hamilton Ventures LLC (consulting and investment) since founding the firm in 2006; Chief Executive Officer of Nowa Technology, Inc. (development and marketing of environmentally sustainable wastewater treatment technology) from 2013 to 2014; Chairman of EPC Global, Ltd. (engineering staffing company) from 2003 to 2004; Executive Director of Amey plc (British business process outsourcing company) from 2000 to 2002; Vice Chairman of Black & Veatch Inc. (engineering and construction) from 1998 to 2000. Mr. Robinson began his career at Black & Veatch and was managing partner prior to becoming Vice Chairman. Member of the board of directors of Alliance Resource Management GP, LLC (coal mining); Federal Home Loan Bank of Des Moines (financial services) and Olsson Associates (engineering consulting).J. Kenneth Thompson – Member of the board of directors of Alaska Air Group, Inc. (parent company of Alaska Airlines, Virgin America Airlines and Horizon Air), Pioneer Natural Resources Company (oil and gas), and Tera Tech, Inc. (engineering consulting). President and Chief Executive Officer of Pacific Star Energy LLC (private energy investment firm in Alaska) from September 2000 to present, with a principal holding in Alaska Venture Capital Group LLC (private oil and gas exploration company) from December 2004 to present; Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China, and Singapore from 1998 to 2000.   *

Contact Information

COEUR MINING

Corporate office:	Coeur Mining, Inc. 104 S. Michigan Ave., Suite 900 Chicago, IL 60603
Main telephone:	+1 (312) 489-5800
Stock ticker:	CDE: NYSE
Website:	www.coeur.com
Contact:	**Courtney R.B. Lynn** Vice President, Investor Relations & Treasurer clynn@coeur.com

NYSE: CDE 24